UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C
(Rule 14c-101)

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary Information Statement [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement

GENESIS BIOPHARMA, INC.
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(Name of Registrant as Specified in its Charter)

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(4)           Proposed maximum aggregate value of transaction:

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[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF OUTSTANDING VOTING STOCK OF GENESIS BIOPHARMA, INC.

Dear Genesis Stockholder:

The enclosed Information Statement is being furnished by the Board of Directors (the “Board”) of Genesis Biopharma, Inc., a Nevada corporation (the “Company”), to the holders of record (the “Stockholders”) of our common stock, par value $0.00004166 per share (the “Common Stock”), at the close of business on August 15, 2013 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The purpose of the enclosed Information Statement is to inform our Stockholders of action taken by written consent of the holders of a majority of our voting stock.  On or about August 2, 2013, the Company received written consents in lieu of a meeting of stockholders from holders of 1,096,567,580 shares of voting securities representing approximately 72.7% of the 1,509,381,197 shares of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) to authorize the Company’s Board of Directors (the “Board”) to approve the following:

(1) to effect, at the discretion of our Board, a reverse stock split (pro-rata reduction of outstanding shares) of Common Stock at a reverse split ratio in the range of between 1-for-50 and 1-for-100 (the “Reverse Stock Split”), which specific ratio will be determined by the Chairman of our Board prior to filing the Restated Articles (as defined below);

(2) to fix the number of authorized shares of Common Stock after the Reverse Stock Split at one hundred and fifty million (150,000,000) shares of Common Stock (the “Common Stock Increase”), which change will result in an increase in the authorized number of shares of Common Stock;

(3) to authorize the issuance of fifty million (50,000,000) shares of “blank check” preferred stock, $0.001 par value per share (the “Preferred Stock”), to be issued in series, and all properties of such Preferred Stock to be determined by the Company’s Board (the “Preferred Stock Authorization”);

(4) to change the name of the Company to “Lion Biotechnologies, Inc.” (the “Name Change”);

(5) to amend the Company’s Articles of Incorporation to add indemnification and limit the personal liability of officers and members of our Board (the “Indemnification”); and

(6) to approve an amendment to our 2011 stock option plan (a) increasing the number of shares of Common Stock authorized for issuance under the Genesis Biopharma, Inc. 2011 Equity Incentive Plan (the “Option Plan”) from 18,000,000 shares of Common Stock to 170,000,000 shares of Common Stock (prior to giving effect to the Reverse Stock Split), (b) increasing the maximum number of shares eligible for issuance under the Option Plan in any twelve-month period from 5,000,000 shares of Common Stock to 30,000,000 shares of Common Stock (prior to giving effect to the Reverse Stock Split) and (c) changing the name of the Option Plan to reflect the Name Change (collectively, the “Option Plan Amendment”).

In order to effect the Reverse Stock Split, Common Stock Increase, Preferred Stock Authorization, Name Change, and Indemnification, and to add standard provisions to the Company’s Articles of Incorporation, the Board elected to amend and restate the Company’s Articles of Incorporation by means of an Amended and Restated Articles of Incorporation (the “Restated Articles”).  The Restated Articles and Option Plan Amendment (collectively, the “Actions”) were approved by the Board subject to obtaining subsequent stockholder approval.  The Majority Stockholders approved the Actions by written consent in lieu of a meeting on August 2, 2013. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Actions.  The Restated Articles (which include the Reverse Stock Split, Common Stock Increase, Preferred Stock Authorization, Name Change and Indemnification) will become effective when we file the Restated Articles with the Secretary of State of the State of Nevada.  The Restated Articles will not be filed, and the Option Plan Amendment will not become effective, in each case until the date that is at least 20 days after the enclosed Information Statement is first mailed or otherwise delivered to our Stockholders.  We have attached as Appendix A hereto a form of the proposed Restated Articles.

THIS IS NOT A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH IS DESCRIBED HEREIN.  WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND
YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

Date of this Notice and the enclosed Information Statement: August 22, 2013.

Sincerely yours,
/s/ Manish Singh
Manish Singh Chief Executive Officer

GENESIS BIOPHARMA, INC.
21900 BURBANK BLVD. THIRD FLOOR
WOODLAND HILLS, CA 91367

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND
YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

GENERAL INFORMATION

Genesis Biopharma, Inc., a Nevada corporation, with its principal executive offices located at 21900 Burbank Blvd. Third Floor, Woodland Hills, CA 91367, is sending you this Notice and Information Statement to notify you of actions that the holders of a majority of our outstanding voting capital stock have taken by written consent in lieu of a special meeting of stockholders.  References in this Information Statement to the “Company,” “we,” “our,” “us” and “Genesis” are to Genesis Biopharma, Inc.

Copies of this Information Statement are being mailed on or about August 22, 2013 to the holders of record on the Record Date of the outstanding shares of our Common Stock.

Action by Written Consent

The following actions were approved by the written consent of the Majority Stockholders in lieu of a special meeting:

•	The adoption of the Restated Articles (which include the Reverse Stock Split, the Common Stock Increase, the Preferred Stock Authorization, the Name Change, and the Indemnification); and

•	The approval of the Option Plan Amendment.

The approval becomes effective on the date that is 20 days after this Information Statement is first mailed or otherwise delivered to our security holders.

Stockholders Entitled to Receive Notice of Action by Written Consent

As of the Record Date, funds advised by Ayer Capital Management, LP (collectively, the “Ayer Funds”) collectively held beneficially and of record, 560,401,150 shares of our Common Stock, which represented approximately 37.1% of the outstanding shares of our Common Stock and Bristol Investment Fund, Ltd. and Bristol Capital, LLC (collectively, the “Bristol Funds”) collectively held beneficially and of record, 415,566,430 shares of our Common Stock, which represented approximately 27.5% of the outstanding shares of our Common Stock.  Manish Singh, our Chief Executive Officer and Chairman of the Board, held 120,600,000 shares of our Common Stock, which represented approximately 8.0% of the outstanding shares of our Common Stock.  The Ayer Funds, the Bristol Funds and Manish Singh collectively comprise the Majority Stockholders.  Paul Kessler, a principal and the portfolio manager of the Bristol Funds, currently serves on our Board of Directors.  Jay Venkatesan, the managing member and/or general partner of certain Ayer Funds, will become a director on our Board in August 2013.

Section 78.320 of the Nevada Revised Statutes (“NRS”) provides that the written consent of the holders of a majority of the outstanding shares of voting capital stock can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. The NRS does not require the Company to provide notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action.  Nonetheless, in accordance with Rule 14c-2(b) of the Exchange Act, we will mail the Notice and Information Statement to the Stockholders on or about August 22, 2013.

Only holders of record of our Common Stock at the close of business on the Record Date are entitled to notice of the action taken by written consent.

Effective Date of Action by Written Consent

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the earliest date that the corporate action being taken pursuant to the written consent can become effective is 20 days after the first mailing or other delivery of this Information Statement.  After the foregoing 20-day period, we will file the Restated Articles with the Secretary of State of the State of Nevada, which filing will result in the Reverse Stock Split, Common Stock Increase, Preferred Stock Authorization, Name Change and Indemnification becoming effective.  In addition, the Option Plan Amendment will become effective after such 20-day period.  We recommend that you read this Information Statement in its entirety for a full description of the action approved by the Majority Stockholders.

Dissenters’ Rights of Appraisal

Neither the Articles of Incorporation and Bylaws of the Company nor the NRS provide for dissenters' rights of appraisal in connection with the actions described herein.

Costs of the Information Statement

We are mailing this Information Statement and will bear the costs associated therewith.  We are not making any solicitations.  We will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of our Common Stock.

ACTIONS TO BE TAKEN

With respect to each Action described in this Information Statement, the Board of Directors reserves the right, notwithstanding that the Majority Stockholders have approved each action, to elect not to proceed with one or more Actions if the Board, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of the Stockholders to consummate any one or more of the Actions.

ACTION ONE: APPROVAL OF AMENDMENT TO THE ARTICLES OF
INCORPORATION TO EFFECTUATE A REVERSE STOCK SPLIT

General

Our Board and the Majority Stockholders approved a reverse stock split in the range of between 1-for-50 and 1-for-100, which specific ratio will be determined by our Chairman of the Board prior to filing the Restated Articles. In determining which Reverse Stock Split ratio to implement, the Chairman of the Board may consider a number of factors, including the historical and then current trading price and trading volume of our Common Stock.  Pursuant to the Reverse Stock Split, each number of specific shares of our Common Stock (between 50 and 100 depending on the ratio) will be automatically, without any further action by the Stockholders, be combined and reclassified into one (1) validly issued, fully paid and nonassessable share of Common Stock, par value $0.0041666.  The Reverse Stock Split does not affect the number of the Company's authorized shares of Common Stock; it only reduces the number of shares of Common Stock issued and outstanding after the Reverse Stock Split in accordance with the Reverse Stock Split ratio.  No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, the Company will issue to the Stockholders one additional share of Common Stock for each fractional share. The Company anticipates that the effective date of the Reverse Stock Split will be on or about September 12, 2013.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT SUCH MINIMAL CHANGE AS MAY RESULT FROM THE ISSUANCE OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

Purpose and Effect of the Reverse Stock Split

Our Board believes that, among other reasons, the number of outstanding shares of Common Stock have contributed to a lack of investor interest in the Company and has made it difficult for the Company to attract new investors.  Our Board of Directors believes that it may be necessary and prudent for the Company to amend our Articles of Incorporation to effect the reverse stock split because it would reduce the number of outstanding shares of our Common Stock to a level more consistent with other public companies with a similar anticipated market capitalization. Additionally, a reverse stock split should have the effect of raising the minimum bid price of our Common Stock on the Over-the-Counter Bulletin Board, which was $0.061 per share as of August 16, 2013.  We are interested in becoming listed on the NYSE MKT or NASDAQ Capital Market, which have minimum bid price requirements for new applicants of $2.00 and $4.00 per share, respectively.  However, the effect of the Reverse Stock Split, if any, upon the stock price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies like us is varied. Further, we cannot assure you that the stock price of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding as a result of the Reverse Stock Split because, among other things, the stock price of our Common Stock may be based on our performance and other factors as well.

The principal effect of the Reverse Stock Split will be the reduction in the number of shares of Common Stock issued and outstanding from 1,509,381,197 shares as of August 9, 2013 to a range of approximately 15,093,812 to 30,187,624 shares, depending on the ratio selected by the Chairman of the Board.  The Reverse Stock Split will affect all of our Stockholders uniformly and will not affect any Stockholder’s percentage ownership interest in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our Stockholders holding a fractional share of our Common Stock. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split shall not affect any rights, privileges or obligations with respect to the shares of Common Stock existing prior to the Reverse Stock Split, nor does it increase or decrease the market capitalization of the Company.  The reverse stock split may increase the number of our stockholders who own “odd lots” of less than 100 shares of our Common Stock.  Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock.  The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act.  We will continue to be subject to the periodic reporting requirements of the Exchange Act.

The Restated Articles will both decrease the number of outstanding shares and establish a new number of shares of Common Stock that we are authorized to issue after the Reverse Stock Split.  The number of shares of Common Stock authorized to be issued after the Reverse Stock Split will 150,000,000 shares.  Currently, we are authorized to issue 1,800,000,000 shares of Common Stock.  Because the Reverse Stock Split will reduce the number of outstanding shares by a greater proportion than the decrease in the authorized number of shares of Common Stock, the 150,000,000 authorized shares will represent a relative increase in the number of authorized shares compared to outstanding shares of Common Stock.  Accordingly, more shares of Common Stock will be available for issuance as a result of the Reverse Stock Split and the Restated Articles.  The Board believes that the availability of more shares of Common Stock for issuance will allow the Company greater flexibility in pursuing financing from investors, meeting business needs as they arise, taking advantage of favorable opportunities, and responding to a changing corporate environment.  Although the Company is actively discussing financing alternatives which may result in the issuance of additional shares of Common Stock, the Company has no such plans, proposals, or arrangements, written or otherwise, at this time to issue any of the increased number of authorized shares of Common Stock.

No further stockholder approval is required to effect the Reverse Stock Split or to issue any additional shares of Common Stock.

Certain Risks Associated With the Reverse Stock Split and Common Stock Increase

You should recognize that you will own fewer shares of Common Stock than you currently own. While we hope that the Reverse Stock Split will result in an increase in the potential stock price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the potential stock price of our Common Stock by a multiple equal to the inverse of the Reverse Stock Split ratio or result in the permanent increase in any potential stock price (which is dependent upon many factors, including our performance and prospects). Should the stock price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split.  Furthermore, the possibility exists that potential liquidity in the stock price of our Common Stock could be adversely affected by the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split.  As a result, we cannot assure you that the Reverse Stock Split will achieve the desired results that have been outlined above.

Anti-Takeover Effects of the Reverse Stock Split

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE CONSUMMATION OF MERGERS WITH THE COMPANY OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE IT DIFFICULT TO REMOVE MANAGEMENT.

A possible effect of the Reverse Stock Split is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management.  Since the Reverse Stock Split will reduce the number of outstanding shares without reducing the number of authorized shares, the Company will be able to issue more shares of Common Stock after the Reverse Stock Split (see also, “Action 2: Approval To Fix The Number Of Authorized Shares Of Common Stock At 150,000,000 Shares” below).  Our management could use the additional shares of Common Stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent Stockholders that would provide an above market premium by issuing additional shares of Common Stock.

The Reverse Stock Split and the increase in the relative number of authorized shares of Common Stock is not the result of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Stock Split a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.  The reason for the Reverse Stock Split is to decrease the number of outstanding shares of Common Stock and, as described in Action 2, to increase the authorized number of shares of Common Stock that the Company is able to issue in order to attract potential investors and conduct equity financings.  Any issuance of additional shares of Common Stock also could have the effect of diluting any future earnings per share and book value per share of the outstanding shares of our Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

Procedure For Effecting Reverse Stock Split And Exchange Of Stock Certificates

We anticipate that the Reverse Stock Split will become effective on September 12, 2013, or as soon thereafter as is reasonably practicable (the “Effective Date”). Beginning on the Effective Date, each stock certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares of Common Stock and evidence ownership of the number of shares shown on such certificate reduced according to the Reverse Stock Split ratio.

Further, prior to filing the Restated Articles reflecting the Reverse Stock Split, we must first notify the Financial Industry Regulatory Authority (“FINRA”) by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to our anticipated date of the Reverse Stock Split.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNLESS REQUESTED TO DO SO.

Fractional Shares

No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, the Company will issue to the Stockholders one additional share of Common Stock for each fractional share.

ACTION 2: APPROVAL TO FIX THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AT 150,000,000 SHARES

General

Our Board and the Majority Stockholders authorized the Common Stock Increase whereby the number of authorized shares of our Common Stock will be changed to one hundred and fifty million (150,000,000) shares.  The change in the number of authorized shares of Common Stock will occur concurrently with the Reverse Stock Split.  Although the number of authorized shares of Common Stock will be decreased from 1,800,000,000 shares to 150,000,000 shares, the number of shares outstanding after the Reverse Stock Split will decrease by a larger ratio than the reduction in the authorized shares of Common Stock.  Accordingly, the change in the number of authorized shares will represent a proportional increase in the number of authorized shares compared to the number of shares outstanding after the Reverse Stock Split.

Purpose and Effect of Changing (Increasing) the Number of Authorized Shares

The additional shares of Common Stock for which authorization is sought would be part of the existing class of Common Stock, if and when issued.  These shares would have the same rights and privileges as the shares of Common Stock currently outstanding.  Holders of the Company’s Common Stock do not have preemptive rights to subscribe for and purchase any new or additional issues of Common Stock or securities convertible into Common Stock.

Our Board believes that the Common Stock Increase is in the best interests of the Company and its Stockholders. The purpose of increasing the number of authorized shares of Common Stock is to have shares available for issuance for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation:

•	conversion of convertible securities

•	future acquisitions

•	investment opportunities

•	stock splits

•	stock dividends or other distributions

•	issuances pursuant to our Option Plan

•	future financings and other corporate purposes

Although the Company is actively discussing financing alternatives which may result in the issuance of additional shares of Common Stock, the Company has no such plans, proposals, or arrangements, written or otherwise, at this time to issue any of the newly available authorized shares of Common Stock.

No further stockholder approval is required to effect the Common Stock Increase or to issue any additional shares of Common Stock.

Anti-Takeover Effects of the Common Stock Increase

THE OVERALL EFFECT OF THE COMMON STOCK INCREASE MAY BE TO RENDER MORE DIFFICULT THE CONSUMMATION OF MERGERS WITH THE COMPANY OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE IT DIFFICULT TO REMOVE MANAGEMENT.

A possible effect of the Common Stock Increase is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management. Our management could use the additional shares of Common Stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent Stockholders that would provide an above market premium by issuing additional shares of Common Stock.

The increase in the relative number of authorized shares of Common Stock is not the result of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the Common Stock Increase a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. As discussed above, the reason for the increase in the number of shares of Common Stock that the Company is able to issue in order to attract potential investors and conduct equity financings.  Any issuance of additional shares of Common Stock could have the effect of diluting any future earnings per share and book value per share of the outstanding shares of our Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

ACTION 3: APPROVAL TO AUTHORIZE BLANK CHECK PREFERRED STOCK

General

Our Board and the Majority Stockholders approved the creation of the Preferred Stock.  Upon filing with the Nevada Secretary of State, the Restated Articles will authorize the issuance of fifty million (50,000,000) shares of “blank check” preferred stock, $0.001 par value per share, to be issued in series, and all properties of such Preferred Stock shall be determined by the Company’s Board.

The term "blank check" preferred stock refers to stock which gives the board of directors of a corporation the flexibility to create one or more series of preferred stock, from time to time, and to determine the relative rights, preferences, powers and limitations of each series, including, without limitation: (i) the number of shares in each series, (ii) whether a series will bear dividends and whether dividends will be cumulative, (iii) the dividend rate and the dates of dividend payments, (iv) liquidation preferences and prices, (v) terms of redemption, including timing, rates and prices, (vi) conversion rights, (vii) any sinking fund requirements, (viii) any restrictions on the issuance of additional shares of any class or series, (ix) any voting rights and (x) any other relative, participating, optional or other special rights, preferences, powers, qualifications, limitations or restrictions.

Effect of Amendment on Current Stockholders

The shares of Preferred Stock authorized pursuant to the Restated Articles could be issued, at the discretion of the Board, for any proper corporate purpose, without further action by the Stockholders other than as may be required by applicable law. Existing Stockholders do not have preemptive rights with respect to future issuance of Preferred Stock by the Company and their interest in the Company could be diluted by such issuance with respect to any of the following: earnings per share, voting, liquidation rights and book and market value.

The Board will have the power to issue the shares of Preferred Stock in one or more classes or series with such preferences and voting rights as the Board may fix in the resolution providing for the issuance of such shares. The issuance of shares of Preferred Stock could affect the relative rights of the Company's shares of Common Stock. Depending upon the exact terms, limitations and relative rights and preferences, if any of the shares of Preferred Stock as determined by the Board at the time of issuance, the holders of shares of Preferred Stock may be entitled to a higher dividend rate than that paid on the Common Stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution of the Company, redemption rights, rights to convert their shares of Preferred Stock into shares of Common Stock, and voting rights which would tend to dilute the voting control of the Company by the holders of shares of Common Stock. Depending on the particular terms of any series of the Preferred Stock, holders thereof may have significant voting rights and the right to representation on the Board. In addition, the approval of the holders of shares of Preferred Stock, voting as a class or as a series, may be required for the taking of certain corporate actions, such as mergers.

Purpose of Authorization of Blank Check Preferred Stock

The Board believes that the authorization of shares of Preferred Stock is desirable because it will provide the Company with increased flexibility of action to meet future working capital and capital expenditure requirements through equity financings without the delay and expense ordinarily attendant on obtaining further Stockholder approvals. The Board believes that the authorization of blank check Preferred Stock will improve the Company's ability to attract needed investment capital, as various series of the Preferred Stock may be customized to meet the needs of any particular transaction or market conditions.

Possible Anti-Takeover Effects of Authorization of Blank Check Preferred Stock

The issuance of shares of Preferred Stock may have the effect of discouraging or thwarting persons seeking to take control of the Company through a tender offer, proxy fight or otherwise or seeking to bring about removal of incumbent management or a corporate transaction such as a merger. For example, the issuance of shares of Preferred Stock in a public or private sale, merger or in a similar transaction may, depending on the terms of the series of Preferred Stock dilute the interest of a party seeking to take over the Company. Further, the authorized Preferred Stock could be used by the Board for adoption of a stockholder rights plan or “poison pill.”

The Restated Articles was not proposed in response to, or for the purpose of deterring, any effort to obtain control of the Company or as an anti-takeover measure. It should be noted that any action taken by the Company to discourage an attempt to acquire control of the Company might result in Stockholders not being able to participate in any possible premiums which might be obtained in the absence of anti-takeover provisions. Any transaction which may be so discouraged or avoided could be a transaction that the Company's Stockholders might consider to be in their best interests. However, the Board has a fiduciary duty to act in the best interests of the Company's Stockholders at all times.

The Company does not currently have any plans, arrangements or understandings, written or oral, to issue any of the shares of Preferred Stock.

ACTION 4: APPROVAL TO CHANGE THE COMPANY’S NAME

General

Our Board and the Majority Stockholders approved the Name Change, which is being made in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of July 24, 2013 (“Merger Agreement”), by and among the Company, Lion Biotechnologies, Inc., a Delaware corporation (“Lion”), Genesis Biopharma Merger Sub, Inc. (“Merger Sub”) and the stockholders of Lion.  Pursuant to the Merger Agreement, Lion merged with and into Merger Sub, thereby becoming a wholly owned subsidiary of the Company under the name “Lion Biotechnologies Acquisition Corp.”

Effects of the Name Change

Prior to filing the Restated Articles reflecting the Name Change, we must first notify FINRA by filing the Issuer Company Related Action Notification Form.  Upon the effectiveness of the Name Change, the Company will be known as Lion Biotechnologies, Inc. and will apply for a new symbol under which the Common Stock will trade. The Common Stock will also have a new CUSIP number.  Stockholders will not be required to tender their shares of Common Stock for reissuance; however, shares that are submitted to the transfer agent for whatever reason will be reissued under the new name and CUSIP number.  Until approval of the name change by FINRA and issuance by FINRA of the Company’s new ticker symbol following the filing of the Restated Articles with the Nevada Secretary of State, the Company’s Common Stock will continue to trade on the OTC Markets Pink tier under its current ticker symbol “GNBP.”

ACTION 5: APPROVAL OF INDEMNIFICATION PROVISIONS

General

Our Board and the Majority Stockholders approved the Indemnification, the principal purpose and intent of which is to give the members of the Board and management reasonable assurance that their personal liability exposure will be limited.  The Restated Articles includes a new Article Six that contains indemnification provisions and limitation on personal liability of directors and officers, as permitted by the NRS and often found in charters of Nevada corporations.

Effects of the Indemnification

The indemnification provisions and limitation of liability in our Restated Articles may discourage Stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our Stockholders. In addition, Stockholders’ investments may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors or officers for which indemnification is sought.

Reasons for the Indemnification

The Board believes that the Indemnification is necessary in order for the Company to be able to attract and retain qualified candidates to serve on the Board and as officers and therefore is in the best interests of the Company and its Stockholders.

ACTION 6: APPROVAL OF AMENDMENT TO THE OPTION PLAN

TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR

ISSUANCE

General

The Board adopted and approved, and the Majority Stockholders approved, the Option Plan Amendment pursuant to which (i) the name of the plan was amended to reflect the Name Change, (ii) the number of shares authorized to be issued under the Option Plan was increased from 18,000,000 to 170,000,000 shares of Common Stock, prior to giving effect to the Reverse Stock Split, and (iii) the maximum number of shares authorized to be issued to any person under the Option Plan in any twelve-month period was increased from 5,000,000 to 30,000,000, prior to giving effect to the Reverse Stock Split.  Upon consummation of the Reverse Stock Split, the number of authorized shares of Common Stock under the Option Plan will be in the range of 1,700,000 to 3,400,000 shares, and the number of authorized shares of Common Stock eligible for issuance in any twelve-month period will be in the range of 300,000 to 600,000 shares , in each case depending on the Reverse Stock Split ratio ultimately determined by the Board.

Description of the Option Plan

As of October 14, 2011, the Board, based upon the approval and recommendation of the Compensation Committee, approved the Option Plan and form of option agreements for grants under the Option Plan.

Employees, directors, consultants and advisors of the Company are eligible to participate in the Option Plan. The Option Plan was adopted to encourage selected employees, directors, consultants and advisors to improve operations, increase profitability, accept or continue employment or association with the Company through the participation in the growth in value of the Common Stock of the Company. The Option Plan is to be administered by the Board of Directors or the Company’s Compensation Committee. The Board has delegated the administration of the Option Plan to our Compensation Committee.

Prior to the Option Plan Amendment, the Option Plan had 18,000,000 shares of Common Stock reserved for issuance in the form of incentive stock options, non-qualified options, Common Stock, and grant appreciation rights.  Since the Option Plan was not adopted by the stockholders, no incentive stock options can be granted under that plan.  Prior to the Option Plan Amendment, no person eligible to participate in the Option Plan could be granted options or other awards during a twelve (12) month period that exceeded 5,000,000 shares.

Options and Stock Appreciation Rights (“SARs”). The exercise price of non-qualified options and the base value of a stock appreciation right shall not be less than the fair market value of the Common Stock on the date of grant. The exercise price of an incentive stock option shall not be less than the fair market value of the stock covered by the option at the time of grant and in instances where a grantee possesses more than ten (10%) percent of the combined voting power of all classes of stock of the Company, the exercise price shall not be less than one hundred and ten (110%) percent of the fair market value of the Common Stock at the time of grant.

Options granted under the Option Plan may be exercisable in cumulative increments, or “vest,” as determined by the Board.  Our Board has the power to accelerate the time as of which an option may vest or be exercised.

Subject to certain exceptions, the maximum term of options and SARs under the Option Plan is ten years. Generally, Options and SARs awarded under the Option Plan generally will terminate ninety (90) days after termination of the participant’s service; however, pursuant to the terms of the Option Plan. Incentive stock options may not be transferred otherwise than by will or by the laws of descent.

Restricted Stock Awards. Our Board may issue shares of restricted stock under the Option Plan as a grant or for such consideration, including services, and, subject to the Sarbanes-Oxley Act of 2002, promissory notes, as determined in its sole discretion.

Shares of restricted stock acquired under a restricted stock purchase or grant agreement may, but need not, be subject to forfeiture to the Company or other restrictions that will lapse in accordance with a vesting schedule to be determined by our Board.  In the event a recipient’s employment or service with the Company terminates, any or all of the shares of Common Stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement may be forfeited to the Company in accordance with such restricted stock agreement.

Rights to acquire shares of Common Stock under the restricted stock purchase or grant agreement shall be transferable by the recipient only upon such terms and conditions as are set forth in the restricted stock agreement, as the Board shall determine in its discretion, so long as shares of Common Stock awarded under the restricted stock agreement remains subject to the terms of the such agreement.

Adjustment Provisions.  If any change is made to our outstanding shares of Common Stock without the Company’s receipt of consideration (whether through stock split, stock dividend, recapitalization, or other specified change in the capital structure of the Company), appropriate adjustments may be made in the class and maximum number of shares of Common Stock subject to the Option Plan and outstanding awards.

Effect of Certain Corporate Events.  In the event of a liquidation, merger or consolidation or a sale of all or substantially all of the assets of the Company, any surviving or acquiring corporation may assume awards outstanding under the Option Plan or may substitute similar awards.  Unless the stock award agreement otherwise provides, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event. Our Board may, however, in its sole discretion declare all outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised to become fully vested and exercisable, and all restrictions on all outstanding awards to lapse, in each case as of such date as the Administrator may, in its sole discretion, declare. Our Board may discriminate among participants or among awards in exercising such discretion.

Duration, Amendment and Termination.  The Board may suspend or terminate the Option Plan without stockholder approval or ratification at any time or from time to time.  Unless sooner terminated, the Option Plan will terminate ten years from the date of its adoption by the Board, in October 2021. The Board may also amend the Option Plan at any time, and from time to time.  However, subject to certain exceptions, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to preserve incentive stock option treatment for federal income tax purposes.

Reasons for Adoption of the Option Plan Amendment

As of the Record Date, options for 9,475,000 shares of Common Stock have been granted pursuant to the Option Plan, leaving options to purchase only 8,525,000 shares of Common Stock available for future grants.  As a small, developing company with limited available cash, we expect to grant options to our current and future officers, directors and employees as part of their incentive compensation.  If the Stock Option Amendment was not adopted, we would be limited in our ability to grant additional options under the Option Plan which could adversely affect our ability to attract and retain qualified personnel.  The potential benefit to be received from an Option Plan option is dependent on increases in the market price of the Common Stock. The ultimate dollar value of the Option Plan options that have been or may be granted under the Option Plan is not currently ascertainable.

Awards under the Option Plan

Benefits under the Option Plan will depend on a number of factors, including the fair market value of our Common Stock on future dates, and actual Company performance against performance goals established with respect to performance awards, if any. Consequently, other than the options described below, which have already been granted, it is not possible to determine the benefits that might be received by participants under the Option Plan.

As of August 9, 2013, we have previously granted options to purchase 9,475,000 shares of Common Stock under the Option Plan, to employees and directors, including the following current executive officers and directors:

New Plan Benefits
Name and Position	Dollar value ($)	Exercise Price ($)	Number of Options
Michael Handelman Chief Financial Officer	3,125,000	$1.25	2,500,000
Merrill A. McPeak, Director	575,000	1.15	500,000
David Voyticky, Director	1,250,000	1.25	1,000,000
Executive Group	3,124,000	1.15-1.25	2,500,000
Non-Executive Director Group	1,825,000	1.15-1.25	1,500,000
Non-Executive Employee Group	5,300,688	0.3125-1.25	5,475,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of August 9, 2013 (a) by each person known by us to own beneficially 5% or more of any class of our Common Stock, (b) by each of our current directors and executive officers and (d) by all of our current executive officers and directors as a group. As of August 9, 2013 there were 1,509,381,197 shares of our Common Stock issued and outstanding.  Unless indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Except as otherwise indicated, the address of each stockholder is c/o Genesis Biopharma, Inc. at 21900 Burbank Blvd, Third Floor, Woodland Hills, California 91367.

Name and address	Shares of Common Stock Beneficially Owned (1)		Percent of Common Stock Beneficially Owned (1)
5% or greater owners:
Ayer Capital Management LP(2) 230 California Street, Suite 600 San Francisco, CA 94111	560,401,150		37.1%

Bristol Investment Fund Ltd. (3) Bristol Capital Advisors, LLC 10690 Wilshire Boulevard, Suite 1050 Los Angeles, CA 90024	415,566,430		27.5%

Alpha Capital Anstalt Pradafant 7 9490 Furstentums Vaduz, Lichtenstein	141,943,396	(4)	9.4%
Directors and executive officers:
Manish Singh	120,600,000	(5)	8.0%
Paul Kessler	415,566,430	(6)	27.5%
Michael Handelman	833,250	(7)	*
Merrill A. McPeak	35,133,215	(8)	2.3
David Voyticky	19,981,082	(9)	1.3
All directors and executive officers as a group (5 persons) (10)	592,113,977		39.2%
__________________________________
* - less than 1%.

(1)
Applicable percentage ownership is based on 1,549,381,197 shares of Common Stock outstanding at August 9, 2013. The number of shares of Common Stock owned are those “beneficially owned” as determined under the rules of the Securities and Exchange Commission, including any shares of Common Stock as to which a person has sole or shared voting or investment power and any shares of Common Stock which the person has the right to acquire within sixty (60) days through the exercise of any option, warrant or right.

(2)
Based on a Schedule 13G filed with the SEC on June 3, 2013 by Ayer Capital Management, LP, ACM Capital Partners, LLC, Jay Venkatesan, Ayer Capital Partners Master Fund, L.P. and Ayer Capital Partners, LLC.  Jay Venkatesan is the Managing Member of ACM Capital Partners, LLC and Ayer Capital Partners Master Fund, L.P.

(3)
Based on a Schedule 13D/A on August 7, 2013, Bristol Investment Fund, Ltd. owns 399,873,215 shares and Bristol Capital, LLC owns 15,696,215 shares.  Paul Kessler, as manager of the investment advisor to Bristol Investment Fund, Ltd. ("BIF") and the manager of Bristol Capital, LLC, has power to vote and dispose of the shares owned by these funds.  Mr. Kessler disclaims beneficial ownership of the shares owned by BIF.  Mr. Kessler currently serves on the Company's Board of Directors

(4)
Includes 40,000,000 shares of Common Stock that we have agreed to issue, for no additional consideration, to Alpha Capital Anstalt at time upon the request of Alpha Capital Anstalt.  On May 6, 2013, Alpha Capital Anstalt paid us $400,000 for the right to receive these shares.  Alpha Capital Anstalt is prohibited from exercising its right to receive these 40,000,000 shares if such issuance would result in Alpha Capital Anstalt owning beneficially more than 9.99% of the outstanding shares of our Common Stock as determined under Section 13(d) of the Securities Exchange Act of 1934.

(5)
Dr. Singh acquired these 120,600,000 shares on July 24, 2013 as consideration for his shares of Common Stock of Lion Biotechnologies, Inc., which company we acquired in the Merger on that date.  The merger agreement also provides that during the 12-month period following the Merger, for each $1,000,000 of gross proceeds received by us from any financings, licensing or similar transaction (except from certain listed investors), Dr. Singh will receive 4,050,000 additional shares of Common Stock, up to a maximum of 60,750,000.  In addition, under the merger agreement, Dr. Singh is also entitled to 60,750,000 additional shares of Common Stock if, during the 18 months following the closing of the Merger, the closing price per share of our Common Stock equals or exceeds $0.04, as adjusted for any stock split reverse stock split, recapitalization or the like, and $100,000 of our Common Stock is traded for any 10 out of 30 consecutive trading days.

(6)	Represents the 415,566,430 shares owned by Bristol Investment Fund, Ltd. and Bristol Capital, LLC described in footnote (3) above, and 13,353,215 shares owned by Mr. Kessler.

(7)	Consists of options to purchase 833,250 shares of Common Stock that are exercisable currently or within 60 days of August 9, 2013.

(8)	Includes options to purchase 500,000 shares of Common Stock that are exercisable currently or within 60 days of August 9, 2013.

(9)
Includes (i) options to purchase 1,000,000 shares of common stock that are exercisable currently or within 60 days of August 9, 2013 and (ii) 13,353,215 shares of common stock held by Matrix Group International, Inc.  Mr. Voyticky is chairman of Matrix Group International, Inc. and accordingly exercises voting and/or investment control over the shares held by Matrix Group International, Inc.

(10)	Includes 562,872,860 shares of Common Stock and options to purchase 2,333,250 shares of Common Stock that are exercisable currently or within 60 days of August 9, 2013.

CHANGE OF CONTROL

Effective May 22, 2013, the Company completed a restructuring (the “Restructuring”) of its unregistered debt and equity securities, thereby undergoing a change in control.  Under the Restructuring, certain creditors, investors, placement agents and consultants were issued approximately 94% of the Company’s outstanding voting equity interests, with Ayer Capital Partners Master Fund, L.P. together with certain of its affiliates (the “Ayer Funds”) and Bristol Investment Fund, Ltd., together with certain of its affiliates (“Bristol”), each beneficially owning greater than 10% of the Company’s outstanding voting securities.  In consideration of $250,000 in cash and the conversion of $5,317,286.50 of debt in the Restructuring, the Ayer Funds beneficially owned approximately 40.75% of the Company’s outstanding voting securities upon consummation thereof.  In consideration of $341,111.40 in cash and the conversion of $2,924,769.92 of debt in the Restructuring, Bristol beneficially owned approximately 29.25% of the Company’s outstanding voting securities upon consummation thereof.  Prior to the Restructuring, control of the Company was widely disseminated among various stockholders, including the Ayer Funds and Bristol.  To the Company’s knowledge, there was no agreement or understanding among members of the former and new control groups.  Under the Merger Agreement we entered into in connection with our acquisition of Lion, we agreed that Mr. Kessler and Mr. Voyticky would resign from the Board and that Sanford J. Hillsberg and Jay Venkatesan would join the Board as new directors.  The foregoing resignations and appointments of directors will become effective in August 2013 after the date of this Information Statement.  To the Company’s knowledge, there are no other arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

INTERESTS OF CERTAIN PERSONS ON MATTERS TO BE ACTED UPON

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the Reverse Stock Split, Common Stock Increase, Preferred Stock Authorization or Name Change, other than the interests held by such persons through their respective beneficial ownership of the shares of our capital stock set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”  The Company’s directors and executive officers have an interest in the approval of the Indemnification that is not shared by all holders of the Common Stock, as such directors and executive officers will receive certain protection from personal liability exposure.  In addition, the Company’s directors and executive officers have an interest in the approval of the Option Plan Amendment that is not shared by all holders of Common Stock, as such directors and executive officers may receive options in the future as a result in the increase in the number of shares authorized thereunder.  As of the date of this Information Statement,  Michael Handelman, our Chief Financial Officer, and Merrill McPeak and David Voyticky, directors of the Company, are the only officers or directors who hold options under the Option Plan.  Messrs. Handelman, McPeak and Voyticky each own options to purchase 2,500,000 shares, 500,000 and 1,000,000 shares, respectively, which options have a weighted average exercise price of $1.2375 per share, and of which 2,333,250 in the aggregate are currently exercisable.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We will only deliver one Information Statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, we will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered.

We undertake to provide without charge to each person to whom a copy of this Information Statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this Information Statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this Information Statement incorporates.  You may obtain any of the documents incorporated by reference through the Securities and Exchange Commission (the “SEC”) or the SEC’s website as described above or on our corporate website at www.genesisbiopharma.com. You may request copies of the documents incorporated by reference in this Information Statement, at no cost, by writing or telephoning us at:

21900 Burbank Blvd. Third Floor
Woodland Hills, CA 91367
Phone Number 818-992-3126

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on our corporate website at www.genesis-biopharma.com. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this Information Statement. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

Statements contained in this Information Statement concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

Exhibit A
AMENDED AND RESTATED
ARTICLES OF INCORPORATION

Genesis Biopharma, Inc., a corporation organized and existing under the laws of the State of Nevada, hereby certifies as follows:

1.           The name of the corporation is hereby being changed in this restatement to “Lion Biotechnologies, Inc.”  This corporation was originally incorporated under the name of Freight Management Corp., and the original Articles of Incorporation of the corporation were filed with the Secretary of State of Nevada on September 17, 2007, as amended by the Certificate of Change filed on March 15, 2010 and Certificate of Correction on March 25, 2010 (as amended, the “Original Articles”).

2.           Pursuant to Chapter 78, Title 7 of Nevada Revised Statutes (the “NRS”), these Amended and Restated Articles of Incorporation restate in its entirety and integrate and further amend the provisions of the Original Articles of this corporation.

3.           These Amended and Restated Articles of Incorporation have been approved in the manner required by the NRS, the Original Articles and the corporation’s Bylaws. These Amended and Restated Articles of Incorporation were approved and adopted by the Board of Directors of the corporation, and by the holders of at least a majority of the outstanding shares of the Corporation entitled to vote thereon.

4.           The text of the Amended and Restated Articles of Incorporation as heretofore restated in its entirety is hereby restated and further amended to read as follows:

ARTICLES OF INCORPORATION
OF
LION BIOTECHNOLOGIES, INC.

ARTICLE ONE

NAME

The name of the corporation is Lion Biotechnologies, Inc. (the “Corporation”).

ARTICLE TWO

PURPOSE

The purposes of the Corporation shall be to engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of the NRS.

ARTICLE THREE

CAPITAL STOCK

A.    Classes of Stock. The Corporation is authorized to issue two classes of shares to be designated as “Common Stock” and “Preferred Stock,” respectively. The Corporation has the authority to issue 150,000,000 total shares of Common Stock with par value of $[_______] per share and 50,000,000 total shares of Preferred Stock with par value of $0.001 per share.

1.           Effective as of the filing of these Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada (the “Effective Time”), every [______ (__)] shares of this Corporation's previously authorized Common Stock, par value $0.000041666 (the “Old Common Stock”) outstanding or held in treasury, shall be automatically combined and reclassified into one (1) validly issued, fully paid and nonassessable share of Common Stock, par value $[________] (the “New Common Stock”).  Each certificate representing shares of the Old Common Stock shall thereafter automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock into which the shares of the Old Common Stock represented by such certificate are reclassified and converted hereby; provided, however, that each person of record as of the Effective Time, holding a stock certificate or certificates that represents shares of the Old Common Stock shall receive, upon surrender of stock certificate or certificates, a new certificate or certificates representing the number of shares of the New Common Stock to which such person is entitled.  No cash will be paid or distributed as a result of that reverse stock split of this corporation's outstanding shares of Common Stock, and no fractional shares will be issued.  All fractional shares which would otherwise be required to be issued as a result of that reverse stock split will be rounded up to the nearest whole share.

B.           Preferred Stock.  The Corporation’s board of directors (the “Board of Directors”) shall have the authority to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

1.           Whether or not the class or series shall have voting rights, full or limited, the nature and qualifications, limitations and restrictions on those rights, or whether the class or series will be without voting rights;

2.           The number of shares to constitute the class or series and the designation thereof;

3.           The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

4.           Whether or not the shares of any class or series shall be redeemable and if redeemable, the redemption price or prices, and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

5.           Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking funds be established, the amount and the terms and provisions thereof;

6.    The dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

7.    The preferences, if any, and the amounts thereof which the holders of any class or series thereof are entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of assets of, the Corporation;

8.           Whether or not the shares of any class or series are convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

9.           Such other rights and provisions with respect to any class or series as the Board of Directors deem advisable.

The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any respect.  The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any existing class or series of the Preferred Stock.

ARTICLE FOUR

BYLAWS

The Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation, including any Bylaw adopted by the stockholders.

ARTICLE FIVE

DURATION

The duration of the Corporation shall be perpetual.

ARTICLE SIX

LIABILITY AND INDEMNIFICATION

A.           Limitation of Personal Liability.  To the maximum extent permitted under applicable law, there shall be no personal liability of a director or an officer to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or an officer.

B.   Indemnification of Directors and Officers. Subject to the requirements of applicable Nevada law requiring mandatory indemnification, if any, the Corporation shall indemnify, to the maximum extent permitted by Nevada law:

1.    Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that such person is or was a director or officer of the Corporation, or such person is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

(a)           Notwithstanding the foregoing, no indemnification shall be required if it is proven such person’s act, or failure to act, constituted a breach of such person’s fiduciary duties as a director or officer, and such person’s breach of those duties involved intentional misconduct, fraud or a knowing violation of law, making such person liable pursuant to NRS 78.138.

(b)           The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that his or her conduct was unlawful.

2.    Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or such person is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit unless it is proven his or her act, or failure to act, constituted a breach of his or her fiduciary duties as a director or officer, and such person’s breach of those duties involved intentional misconduct, fraud or a knowing violation of law, making him or her liable pursuant to NRS 78.138; provided, however, that he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Corporation.

C.   Indemnification of Employees and Other Persons. The Corporation shall have the power to indemnify, to the extent permitted by Chapter 78 of the NRS, as it presently exists or may hereafter be amended from time to time, any employee or agent of the Corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or such person is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

D.   Time of Indemnification. The Corporation shall indemnify the directors and officers of the Corporation for expenses incurred in defending a civil or criminal action, suit or proceeding as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such directors or officers to repay the amount of such expenses if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Corporation.

E.           Insurance.  To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors or officers of the Corporation or of any other corporation, partnership, joint venture, trust, or other enterprise which such person serves at the request of the Corporation, such persons shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director or officer under such policy or policies.  Without limiting the foregoing, the Corporation will use its reasonable best efforts to maintain director and officer liability insurance in respect of acts or omissions occurring during the period of time that its directors and officers serve or have served as an officer, director, agent or employee of the Corporation, covering such persons on terms at least as favorable as the coverage currently in effect as of the effectiveness of these Articles of Incorporation, provided that in satisfying its obligation under this Paragraph (E), the Corporation shall not be obligated to pay premiums in excess of 200% of the amount per annum the Corporation paid in its last full fiscal year prior to the date hereof, and if the Corporation is unable to obtain the insurance required by this Paragraph (E), it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

F.           Benefit.  The indemnification and advancement of expenses hereby authorized is continuing and shall inure to the benefit of the heirs, executors and administrators of each such director, officer, employee and agent, as applicable.

G.           Repeal.  Any repeal or modification of this Article Six shall be prospective only, and shall not adversely affect any indemnification or limitations on the personal liability of a director or an officer of the Corporation for acts or omissions prior to such repeal or modification.  Further, neither any amendment nor repeal of this Article Six, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article Six, shall eliminate or reduce the effect of this Article Six in respect of any matter occurring, or any cause of action, suit or claim accruing or arising or that, but for this Article Six, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE SEVEN

PREEMPTIVE RIGHTS

No stockholder of the Corporation shall have a preemptive right to acquire the Corporation’s unissued shares unless and to the extent a written agreement between such stockholder and the Corporation provides for such preemptive right.

ARTICLE EIGHT

AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter permitted by Nevada law, and all rights conferred upon stockholders granted by these Articles are subject to this reservation.

The undersigned does make and file these Amended and Restated Articles of Incorporation, hereby declaring and certifying that the facts stated here are true and accordingly has set his hand hereto on ____________, 2013.

LION BIOTECHNOLOGIES, INC.

By:	/s/ Manish Singh
Manish Singh
Chief Executive Officer